Exhibit 5

                                  May 26, 1998





SLM Holding Corporation
11600 Sallie Mae Drive
Reston, VA  20193

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to an aggregate of 6,000,000 shares of Common Stock, par value $0.20 per share, of SLM Holding Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the SLM Holding Corporation Management Incentive Plan (the "Plan").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities laws have been complied with, (c) the Plan has been approved by the Company's stockholders, and
(d) the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

SLM Holding Corporation
May 26, 1998
Page 2



     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                        Very truly yours,





                                        GIBSON, DUNN & CRUTCHER LLP